SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

          Filed by the Registrant    ☒

          Filed by a Party other than the Registrant    ☐

          Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

          ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LINCOLN ELECTRIC HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc., which will be held at 10:30 a.m. on May 1, 2002 at the Wellington Center in Highland Heights, Ohio. A map showing the location of the Annual Meeting is printed on the outside back cover of the Proxy Statement.

          Enclosed with this letter are the Annual Meeting Notice, Proxy Statement, Proxy and Voting Instruction Form and an envelope in which to return the Proxy and Voting Instruction Form. Also enclosed is a copy of the Annual Report. The Annual Report and Proxy Statement contain important information about the Company, its Board of Directors and its Executive Officers. Please read these documents carefully.

          If you are a registered holder of Lincoln stock or a participant in the Company’s Employee Savings Plan, as a convenience to you and as a means of reducing costs, you may choose to vote your Proxy electronically using the Internet or a touch-tone telephone instead of using the conventional method of completing and mailing the enclosed Proxy and Voting Instruction Form. Electronic proxy voting is permitted under Ohio law and the Company’s Regulations. You will find instructions on how to vote electronically in the Proxy Statement and on the Proxy and Voting Instruction Form. Having the freedom to vote by means of the Internet, telephone or mail does not limit your right to vote in person at the Annual Meeting, if you prefer. If you do plan to attend the Annual Meeting, please check the attendance box on the enclosed Proxy and Voting Instruction Form, or when prompted if you cast your vote over the Internet or by telephone.

          We look forward to seeing you at the Annual Meeting.

Sincerely,

Anthony A. Massaro
Chairman, President and Chief Executive Officer Lincoln Electric Holdings, Inc.

March 28, 2002

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at 10:30 a.m. on Wednesday, May 1, 2002 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio. Shareholders will be asked to vote on the following items:

(1)
Election of one Director to serve for a term scheduled to expire in 2003, election of one Director to serve for a term scheduled to expire in 2004, and election of four Directors each for a term scheduled to expire in 2005;

(2)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002; and

(3)	Any other business properly brought before the meeting.

Shareholders of record at the close of business on March 21, 2002 are entitled to vote.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary

March 28, 2002

Your vote is very important. Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, we recommend that you mark, date, sign and return promptly the enclosed Proxy and Voting Instruction Form in the envelope provided or, in the alternative, vote your shares electronically either over the Internet (http://www.votefast.com) or by touch-tone telephone (1-800-542-1160).

If your shares are not registered in your own name and you would like to attend the Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the broker, trustee, bank or other nominee that holds the shares on your behalf.

GENERAL INFORMATION

Who is soliciting proxies and why?

          The enclosed Proxy is being solicited by the Directors of the Company, and the Company will pay the cost of the solicitation. In addition, certain Officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

          If your shares are held in your name, in order to vote your shares you must either attend the Annual Meeting and vote in person or appoint a proxy to vote on your behalf. Because the Directors of the Company realize that it would be highly unlikely that all shareholders would be able to attend the Annual Meeting, the Directors recommend that you appoint a proxy to vote on your behalf, as indicated on the accompanying Proxy and Voting Instruction Form, or appoint your proxy electronically via telephone or the Internet.

What is Householding?

          To reduce the expense of delivering duplicate voting materials to shareholders who may have more than one account, we are taking advantage of the new Householding rules recently enacted by the Securities and Exchange Commission. These rules permit the Company to deliver only one set of voting materials to shareholders who share the same address, meaning only one copy of the Annual Report, Proxy Statement and any other shareholder communication will be sent to these households.

How do I obtain a separate set of voting materials?

          If you share an address with another shareholder and have received only one copy of the Annual Report, Proxy Statement or any other shareholder communication, you may write to the Company to request a separate copy of these materials at no cost to you. For future Annual Meetings, you may request separate copies of these materials, or request that the Company send only one set of these materials to you if you are receiving multiple copies, by sending a written notice to the Secretary of the Company at Lincoln Electric Holdings, Inc., c/o National City Bank, Corporate Trust Operations, Locator 5352, P.O. Box 92301, Cleveland, Ohio 44197-1200.

Who may vote?

          Record holders of the Common Stock of Lincoln Electric Holdings, Inc. (“Lincoln Common”) as of the close of business on March 21, 2002 are entitled to vote at the meeting. On that date, 42,280,640 shares of Lincoln Common were outstanding. Each share is entitled to one vote on each matter brought before the meeting.

What shares are included on the proxy card?

          If you are both a registered shareholder of the Company and a participant in the Employee Savings Plan (“401(k) Plan”), you may have received one Proxy and Voting Instruction Form that shows all shares of Lincoln Common registered in your name, including any Dividend Reinvestment Plan shares, and all shares you have (based on the units credited to your account) under the 401(k) Plan. Accordingly, your Proxy and Voting Instruction Form also serves as your voting directions to the 401(k) Plan Trustee.

          Please note, however, that unless the identical name or names appeared on all your accounts, we were not able to consolidate your share information. If that was the case, you received more than one Proxy and Voting Instruction Form.

          If your shares are held through a nominee, you will receive either a voting form or a proxy card from the nominee, instructing you on how to vote your shares, which may also include instructions on electronic voting.

What are the issues on which I will be voting?

          You are being asked to vote on two items:

(1)
Election of one Director to serve for a term scheduled to expire in 2003, election of one Director to serve for a term scheduled to expire in 2004, and election of four Directors each to serve for a term scheduled to expire in 2005; and

(2)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002.

The Directors do not know of any other matters that are to be presented at the meeting. If any other matters come before the meeting of which we did not have notice prior to February 11, 2002, or that applicable laws otherwise would permit proxies to vote on a discretionary basis, it is intended that the persons authorized under solicited proxies will vote on the matters in accordance with their best judgment.

How do I vote?

          Registered Holders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways.

By telephone. After reading the proxy materials and with your Proxy and Voting Instruction Form in front of you, you may call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number from your Proxy and Voting Instruction Form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

Over the Internet. After reading the proxy materials and with your Proxy and Voting Instruction Form in front of you, you may use your computer to access the website http://www.votefast.com. You will be prompted to enter your Control Number from your Proxy and Voting Instruction Form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

By mail. After reading the proxy materials, please mark, sign and date your Proxy and Voting Instruction Form and return it in the enclosed prepaid and addressed envelope.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

          Whether you choose to vote over the Internet, by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director (Item 1 on the Proxy and Voting Instruction Form). You can also specify whether you want to vote for or against, or abstain from voting for, Item 2, the ratification of the independent auditors. If you do not specify how you want to vote your shares on your Proxy and Voting Instruction Form, your shares will be voted for the election of all the Director nominees and for the ratification of the independent auditors.

          Participants in the 401(k) Plan. If you participate in the 401(k) Plan, the Plan’s independent Trustee, KeyBank National Association, will vote your Plan shares according to your voting directions or, if you do not give directions, as recommended by the Board of Directors. You may give your voting directions to the Plan Trustee in any ONE of the three ways set forth above under “Registered Holders.” If you do not return your voting instruction form or vote over the Internet or by telephone, the Trustee will not vote your shares. Plan shares representing forfeited account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other Plan participants directed their shares to be voted. Each participant who gives the Trustee voting directions acts as a named fiduciary for the Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          Broker shares. If your shares are held by a bank, broker or other holder of record, that entity will give you separate voting instructions.

May I change my vote?

          Yes. You have the right to change or revoke your proxy and may do so in any one of the following four ways:

(1)	by sending a written notice to the Company’s Secretary stating that you want to change your proxy vote;

(2)	by submitting a properly signed Proxy and Voting Instruction Form with a later date;

(3)	by entering a later-dated telephone or Internet voting instruction; or

(4)	by voting in person at the Annual Meeting. NOTE: You may not vote 401(k) Plan shares at the Annual Meeting.

          If you plan to attend the Annual Meeting, please check the attendance box on the enclosed Proxy and Voting Instruction Form or indicate so when prompted on the telephone or over the Internet.

          If you are a beneficial shareholder only, that is if your shares are not registered in your name but are held by a bank, broker, trustee, or some other nominee, you will have to check with your bank, broker, trustee or other nominee to determine how to change your vote. Also note, that if you plan to attend the meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.

How are the votes counted?

          Shareholder votes will be tabulated by an independent inspector of elections for the meeting. All properly signed Proxy and Voting Instruction Forms and all properly recorded Internet and telephone votes will be counted to determine whether or not a quorum is present at the meeting. Votes for the Director nominees that are marked “withhold” will not be counted in determining the election of Directors. Votes on Item 2 that are marked “abstain” have the same effect as votes AGAINST ratification of the auditors.

May I receive future shareholder communications over the Internet?

          If you are a registered shareholder, you may consent to accessing future shareholder communications (e.g., proxy materials, annual reports and interim communications) over the Internet instead of receiving copies in the mail. You may give your consent by marking the appropriate box on your Proxy and Voting Instruction Form or following the prompts given you when you vote over the Internet or by telephone. If you choose electronic access to future shareholder communications, once there is sufficient interest in electronic delivery we will discontinue mailing the Proxy Statement and Annual Report to you, but you will receive a Proxy and Voting Instruction Form, together with a formal notice of the meeting, in the mail with instructions containing the Internet address or addresses to access shareholder communications.

          Providing shareholder communications over the Internet will reduce the Company’s printing and postage costs and the number of paper documents that you would otherwise receive. If you give your consent, there will be no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

          If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to choose to access future shareholder communications over the Internet.

When are shareholder proposals due for the 2003 Annual Meeting?

          In order to be included in next year’s Proxy Statement, a shareholder proposal must be submitted in writing to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199 by November 28, 2002.

May I submit a nomination for Director?

          If you are a shareholder entitled to vote at an Annual Meeting, you may nominate one or more persons for election as Director of the Company at that meeting. The Company’s Regulations require that you do this by sending a written notice to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include certain information about you as a shareholder of the Company and about the person you intend to nominate, including a statement about the person’s willingness to serve, if elected. This written notice must be received in the Secretary’s Office at least 80 days before the Annual Meeting at which the nomination is to be made. For complete details on the nomination process, contact the Secretary of the Company.

How do I contact the Company?

          For general information, shareholders may contact the Company at the following address:

Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Roy Morrow, Director, Corporate Relations

          Throughout the year, you may visit our website at http://www.lincolnelectric.com for information about current developments at the Company.

ELECTION OF DIRECTORS
Item No. 1

          The Company’s Regulations provide for three classes of Directors whose terms expire in different years. Ohio’s General Corporation Law provides that, a quorum being present, the Director nominees receiving the greatest number of votes will be elected as Directors of the Company. Unless otherwise directed, shares represented by proxy will be voted in favor of electing the following:

Class of 2003. The class of Directors whose term ends in 2003 has been increased from four to five. Edward E. Hood, Jr. has agreed to stand for election to the Class of 2003. Mr. Hood has been elected previously by the shareholders.

Class of 2004. The class of Directors whose term ends in 2004 has been fixed at four. Harry Carlson has agreed to stand for election to the Class of 2004. Mr. Carlson has been elected previously by the shareholders.

Class of 2005. The class of Directors whose term ends in 2005 has been fixed at four. David H. Gunning, Paul E. Lego, G. Russell Lincoln and Hellene S. Runtagh are standing for election, all of whom have been elected previously by the shareholders, with the exception of Ms. Runtagh. G. Russell Lincoln has agreed to stand for election to this class.

          If any of the nominees is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.

DIRECTORS’ BIOGRAPHIES

          The following table sets forth biographical information about the Director nominees and the Directors whose terms of office will continue after this Annual Meeting. Except as otherwise indicated, each of the Director nominees and continuing Directors has held the occupation listed below for more than five years.

NOMINEE FOR TERM ENDING IN 2003

Edward E. Hood, Jr.

Age:	71

Director Class Year/Service:	2002; standing for reelection at this Annual Meeting; Director since 1993

Recent Business Experience:	Mr. Hood is the former Vice Chairman of the Board and Executive Officer of The General Electric Company, a position he held from 1979 until his retirement in 1993.

Other Directorships:	Gerber Scientific, Inc.

NOMINEE FOR TERM ENDING IN 2004

Harry Carlson

Age:	67

Director Class Year/Service:	2002; standing for reelection at this Annual Meeting; Director since 1973

Recent Business Experience:	Mr. Carlson is former Vice Chairman of the Company, a position he held from 1987 until his retirement in 1995.

NOMINEES FOR TERMS ENDING IN 2005

David H. Gunning

Age:	59

Director Class Year/Service:	2002; standing for reelection at this Annual Meeting; Director since 1987

Recent Business Experience:	Mr. Gunning serves as Vice Chairman of Cleveland-Cliffs Inc., a position he has held since April 2001. Previously, Mr. Gunning served as the Principal of Encinitos Ventures, a position he held from 1997 to 2001. He served as Chairman, President and Chief
Executive Officer of Capitol American Financial Corporation from
1993 until its sale in early 1997.

Other Directorships:	Cleveland-Cliffs Inc. and Southwest Gas Corporation

Paul E. Lego

Age:	71

Director Class Year/Service:	2002; standing for reelection at this Annual Meeting; Director since 1993

Recent Business Experience:	Mr. Lego is President of Intelligent Enterprises, Inc., a position he has held since 1993. He is the Chairman of the Board of
Commonwealth Industries, Inc. and is also a Principal of Orlimar
Golf Company since 1998. He was formerly Chairman and Chief
Executive Officer of Westinghouse Electric Corporation until his retirement in 1993.

Other Directorships:	Commonwealth Industries, Inc., Orlimar Golf Company and United States Steel Corporation.

G. Russell Lincoln

Age:	55

Director Class Year/Service:	2004; standing for reelection at this Annual Meeting; Director since 1989

Recent Business Experience:	Mr. Lincoln is President of N.A.S.T. Inc., a position he has held since 1996. From 1984 to 1996, he served as Chairman of the Board and Chief Executive Officer of Algan, Inc.

Hellene S. Runtagh

Age:	53

Director Class Year/Service:	2002; standing for reelection at this Annual Meeting; Director since October 2001

Recent Business Experience:	Ms. Runtagh is the former President and Chief Executive Officer of the Berwind Group, a position she held from June 2001 through
December 2001. Prior to this, she was Executive Vice President of
Universal Studios from February 1997 until January 2001.

Other Directorships:	COVAD Communications Group, Inc.

CONTINUING DIRECTORS

David C. Lincoln

Age:	76

Director Class Year/Service:	2003; Director since 1958

Recent Business Experience:	Mr. Lincoln is Chairman of Lincoln Laser Co. and President of Vika Corporation. He is also Chairman of Cross Spear Marble Inc., Manager of JDL & Company LLC, and Manager of Broadcast Development LLC.

Other Directorships:	Cross Spear Marble Inc., Lincoln Laser Co., Natural Stone Manufacturing Company, Vika Corporation and Cathay Pigments Holdings, Ltd.

Henry L. Meyer III

Age:	52

Director Class Year/Service:	2003; Director since 1994

Recent Business Experience:	Mr. Meyer is Chairman, President and Chief Executive Officer of
KeyCorp. He was Chief Operating Officer of KeyCorp from 1995 to
January 31, 2001. Mr. Meyer also served as Chairman, President and Chief Executive Officer of KeyBank National Association, a
subsidiary of KeyCorp, from September 1999 to August 2001.

Other Directorships:	KeyCorp

Frank L. Steingass

Age:	62

Director Class Year/Service:	2003; Director since 1971

Recent Business Experience:	Mr. Steingass was formerly President of Buehler/Steingass, Inc., a position he held from 1970 to October 15, 2000.

John M. Stropki, Jr.

Age:	51

Director Class Year/Service:	2003; Director since 1998

Recent Business Experience:	Mr. Stropki is Executive Vice President of the Company and President, North America, positions to which he was elected in May 1996.

CONTINUING DIRECTORS

Ranko Cucuz

Age:	58

Director Class Year/Service:	2004; Director since March 2001

Recent Business Experience:	Mr. Cucuz is the former Chairman, President and Chief Executive
Officer of Hayes Lemmerz International, Inc., formerly known as
Hayes Wheels International, Inc. (“Hayes Lemmerz”). He held
these positions from 1998 to September 2001. Mr. Cucuz was
President and Chief Executive Officer of Hayes Wheels from 1992 to 1997, when Hayes Wheels acquired Lemmerz Holding.

Mr. Cucuz ceased serving as President and Chief Executive
Officer of Hayes Lemmerz in August 2001 and ceased serving as
Chairman in September 2001. In December 2001, Hayes
Lemmerz filed for protection under Chapter 11 of the United
States Bankruptcy Code.

Other Directorships:	Cleveland-Cliffs Inc.

Kathryn Jo Lincoln

Age:	47

Director Class Year/Service:	2004; Director since 1995

Recent Business Experience:	Ms. Lincoln is Chairman of The Lincoln Institute of Land Policy and President of The Lincoln Foundation, Inc.

Other Directorships:	Johnson Bank Arizona, NA

Anthony A. Massaro

Age:	58

Director Class Year/Service:	2004; Director since 1996

Recent Business Experience:	Mr. Massaro is Chairman, President and Chief Executive Officer of the Company. He was elected President and Chief Executive Officer in 1996 and Chairman in 1997.

Other Directorships:	Commercial Metals Company and Thomas Industries, Inc.

DIRECTOR COMMITTEES AND MEETINGS

Audit Committee

Members:	David H. Gunning (Chair), Harry Carlson, Ranko Cucuz, David C. Lincoln, Kathryn Jo Lincoln and Hellene S. Runtagh

Number of 2001 Meetings:	Six

Principal Responsibilities:	■ recommends audit firm to the Board

■ reviews the audit scope and procedural plans made by the internal auditors and the independent accountants

■ reviews with management the appointment, replacement, reassignment or dismissal of the Manager of Internal Audit

■ reviews the audit scope and procedural plans made by the internal auditors and the independent accountants

■ reviews with management, the Manager of Internal Audit and the independent accountants significant risks and exposures
from an accounting and regulatory standpoint and assesses
steps to minimize them

■ reviews the adequacy of the Company’s internal controls

■ reviews the Company’s annual financial statements and any significant findings arising from internal audit’s examinations and management’s responses to them

■ reviews documents containing the Company’s financial
statements, interim financial reports and quarterly earnings releases with management before release to the public or
filing with the SEC or other regulators

Compensation and Executive Development Committee

Members:	Edward E. Hood, Jr. (Chair), Ranko Cucuz, Paul E. Lego, David C. Lincoln, G. Russell Lincoln and Hellene S. Runtagh

Number of 2001 Meetings:	Five

Principal Responsibilities:	■ reviews and establishes total compensation of the Chief Executive Officer and the other Executive Officers

■ annually assesses the performance of the Chief Executive Officer

■ monitors the Company’s key management resources, structure, succession planning, development and selection processes and the performance of key executives

■ reviews and recommends to the Board the appointment and removal of elected officers of the Company

■ administers the Company’s employee stock and incentive plans and reviews and makes recommendations to the Board concerning all employee benefit plans

■ reviews and recommends to the Board new or amended executive compensation plans

Nominating and Corporate Governance Committee

Members:	Henry L. Meyer III (Chair), David H. Gunning, David C. Lincoln, Kathryn Jo Lincoln and Frank L. Steingass

Number of 2001 Meetings:	Four

Principal Responsibilities:	•	establishes criteria and procedures for qualification and selection of candidates for Board membership, including nominations from shareholders

	•	establishes criteria and procedures for determining whether incumbent Directors should be recommended for reelection

	•	evaluates, and recommends to the Board, candidates to be included in the annual proxy materials

	•	identifies and recommends candidates to fill Board vacancies

	•	assists in attracting qualified members to the Board

	•	reviews Director compensation, benefits and expense reimbursement plans and programs and makes recommendations to the Board

	•	establishes policies with respect to the composition, organization and practices of the Board

	•	periodically reviews the quality, sufficiency and timeliness of information furnished to the Board

	•	reviews external developments in corporate governance matters and makes recommendations to the Board

•	reviews and reports to the Board on the effectiveness of the
Company’s policies with respect to ethical compliance, political contributions, relationships with government entities and
community service

Finance Committee

Members:	Paul E. Lego (Chair), Harry Carlson, Edward E. Hood, Jr., G. Russell Lincoln, Henry L. Meyer III and Frank L. Steingass

Number of 2001 Meetings:	Four

Principal Responsibilities:	considers and makes recommendations, as necessary, on matters related to the financial affairs and policies of the Company, including

	•	capital structure issues

	•	dividend policy

	•	investment and debt policies

	•	asset and portfolio management

	•	financial transactions

           Your Board had six regular and three special meetings in 2001. Each of the current Directors attended at least 75 percent of the total number of meetings of Directors and meetings of committees on which he or she served.

FAMILY RELATIONSHIPS

          Our business was founded by John C. Lincoln and managed for many years by his brother, James F. Lincoln. David C. Lincoln is the son of John C. Lincoln and the father of Kathryn Jo Lincoln. G. Russell Lincoln and Frank L. Steingass are the grandsons of James F. Lincoln and first cousins. Harry Carlson is married to a granddaughter of James F. Lincoln and is therefore related to Frank L. Steingass and G. Russell Lincoln as a first cousin by marriage.

TRANSACTIONS WITH DIRECTORS

          Henry L. Meyer III, one of our Directors, is Chairman, President and Chief Executive Officer of KeyCorp. KeyBank National Association, a subsidiary of KeyCorp, serves as the agent for the Company’s $200 million credit agreement, a principal credit facility of the Company in which nine institutions participate. KeyBank has made the largest commitment thereunder, in the amount of $68.5 million. In addition, KeyBank National Association serves as the independent trustee of the Company’s 401(k) Plan.

          All of the transactions with KeyBank were carried out in the ordinary course of business, upon terms no less favorable to the Company than would apply to similar transactions with unrelated companies.

DIRECTOR COMPENSATION

          General. An employee of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.

          2001 Director Compensation Package. During 2001, the Directors’ compensation package for non-employee Directors was based on the following principles:

•	a significant portion of Director compensation should be aligned with creating and sustaining shareholder value;

•	Directors should hold a significant number of shares of Lincoln Common; and

•	total compensation should be structured to attract and retain a diverse and truly superior Board of Directors.

          With those principles in mind, the compensation package in 2001 was comprised of the following components:

•	a two-part base annual retainer consisting of $24,000 in cash plus an award of stock options granted pursuant to the Non-Employee Directors’ Stock Option Plan approved by shareholders in May 2000;

•	an annual retainer of $2,000 for each Committee chair;

•	an annual retainer of $2,000 for each Committee member;

•	Board meeting fees of $1,000 for each meeting attended; and

•	Committee meeting fees of $1,000 for each meeting attended.

          Non-Employee Directors’ Stock Option Plan. Approved by shareholders in May 2000, the Plan provides for:

•	an annual grant of an option to purchase 2,000 shares of Lincoln Common to each eligible Director in office on the date of the grant; and

•	an initial grant of an option to purchase 6,000 shares of Lincoln Common to Directors who become eligible by virtue of their election after December 31, 1999.

           The option price may not be less than the per share fair market value of Lincoln Common on the date of grant. An option becomes exercisable after the optionee has continuously served as a Director for one year from the date of grant. Once the optionee has completed one year of service as a Director, the option may be exercised in whole or in part with respect to 100% of the underlying shares of Lincoln Common. Options granted under the Plan have a 10-year term.

          In accordance with the terms of the Plan, on November 30, 2001, each of the current Directors received an option to purchase 2,000 shares of Lincoln Common at an exercise price of $22.80 per share. Also in accordance with the terms of the Plan, following her election as a Director of the Company on October 11, 2001, Ms. Runtagh received an option to purchase 6,000 shares of Lincoln Common at an exercise price of $22.35 per share.

          Non-Employee Directors’ Deferred Compensation Plan. Adopted in 1995, this Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation. This Plan allows each participating non-employee Director to:

•	elect to defer a specified dollar amount or a percentage of his or her cash compensation;

•
have the deferred amount credited to the Director’s account and deemed invested in either an obligation of the Company adjusted in accordance with the return on the Standard & Poor’s 500 Composite Stock Index and/or an obligation of the Company earning interest at a rate equal to the Moody’s Corporate Average Bond Index; and

•	elect to begin payment of the deferred amounts as of the earlier of termination of services as a Director, death or a date not less than two years after the fees are initially deferred.

          As of December 31, 2001, two Directors had elected to defer their cash compensation pursuant to this Plan.

          Directors’ Charitable Award Program. Upon the death of a participating non-employee Director, the Company will donate an aggregate of $500,000 (in 10 annual installments) to one or more charitable organizations recommended by the participating Director and approved by the Company. This Program is funded through insurance policies on the lives of the participating Directors.

•	Five years of service as a Director are required for eligibility under the Program.

•	In 2001, the Company paid $251,000 in premiums on current insurance policies.

•	All charitable deductions and the cash surrender value of the policies accrue solely to the Company; the Directors derive no financial benefit.

All non-employee Directors, other than Ranko Cucuz, David C. Lincoln, Henry L. Meyer III, Hellene S. Runtagh and Frank L. Steingass, currently participate in the Program.

MANAGEMENT OWNERSHIP OF SHARES

          The following table sets forth certain information regarding ownership of the Company’s equity securities as of February 28, 2002 by the Director nominees, continuing Directors, each of the Company’s Executive Officers named in the “Summary Compensation Table” on page 21 and all Directors and Executive Officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

BENEFICIAL OWNERSHIP TABLE

Non-Employee Directors and Director Nominees	Number of Common Shares Beneficially Owned (1)(2)		Percent

Harry Carlson	297,833	(3)	*
Ranko Cucuz	6,000	(4)	*
David H. Gunning	10,771	(5)	*
Edward E. Hood, Jr.	9,559	(6)	*
Paul E. Lego	11,559	(7)	*
David C. Lincoln	6,333,861	(8)	15.0%
G. Russell Lincoln	275,853	(9)	*
Kathryn Jo Lincoln	2,260,184	(10)	5.4%
Henry L. Meyer III	11,559	(11)	*
Hellene S. Runtagh	0		*
Frank L. Steingass	408,175	(12)	1.0%

Named Executive Officers

Anthony A. Massaro	363,704	(13)	*
John M. Stropki, Jr.	168,589	(14)	*
H. Jay Elliott	132,533	(15)	*
Frederick G. Stueber	50,609	(16)	*
James E. Schilling	29,550	(17)	*

All Directors and Executive Officers as a group (18 persons)	8,223,128	(18)	19.5%(18)

*	Indicates less than 1%

(1)
Reported in compliance with the beneficial ownership rules of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power over the security or has the right to acquire the security within 60 days of February 28, 2002.

(2)	Includes Common Shares subject to forfeiture and restrictions on transfer issued pursuant to the Company’s Non-Employee Directors’ Restricted Stock Plan.

(3)
Of the 297,833 shares reported, Mr. Carlson held of record 133,109 shares. Of the remaining 164,724 shares, 127,314 shares were held of record by his spouse; 11,300 shares were held of record by a trust under which his spouse shares investment and voting power; 24,110 shares were held of record by Carlson Holdings LLC, a company controlled by Mr. Carlson and his spouse, as to which he shares investment and voting power with his spouse; and 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002. Mr. Carlson disclaims beneficial ownership of the shares held of record by his spouse, under the above-referenced trust and by Carlson Holdings LLC.

(4)	Includes 6,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(5)	Includes 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(6)	Includes 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(7)	Includes 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(8)
Of the 6,333,861 shares reported, David C. Lincoln and his wife held of record an aggregate of 1,608,083 shares. The remaining 4,725,778 shares were held of record as follows: 2,216,244 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is a director; 602,804 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which he both has a lifetime interest and shares voting power; 602,804 shares by a trust for which Mr. Lincoln both serves as a co-trustee and shares voting power, and in which his sister has a lifetime interest; 1,133,300 shares by LFM, Inc., a corporation of which Mr. Lincoln is a director; 80,000 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his nephew; 34,776 shares by two trusts for which Mr. Lincoln is a co-trustee, for the benefit of his nieces; 6,130 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his mother’s grandchildren; 16,700 shares by The Lincoln Health Foundation, a non-profit corporation of which Mr. Lincoln is a director; 31,020 shares by Vika Corporation, a corporation of which Mr. Lincoln is a director; and 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with his daughter, Kathryn Jo Lincoln. Mr. Lincoln also shares with other trustees investment and voting power with respect to the shares owned by The Lincoln Health Foundation. With the exception of the shares held of record by Mr. Lincoln and his wife, Mr. Lincoln disclaims beneficial ownership of the other foregoing shares except to the extent of his pecuniary interest therein, if any.

(9)
Of the 275,853 shares reported, G. Russell Lincoln held of record 186,792 shares. An additional 514 shares were held of record by his spouse. The remaining 88,547 shares were held of record as follows: 26,165 shares by three trusts, as to each of which Mr. Lincoln is a trustee, for the benefit of his children; 32,882 shares by the Laura R. Heath Family Trust for which Mr. Lincoln serves as trustee; 27,500 shares by The G. Russell and Constance P. Lincoln Family Foundation for which Mr. Lincoln serves as a trustee; and 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse, the trusts and the Foundation.

(10)
Of the 2,260,184 shares reported, 41,940 shares are held of record by trusts established by Ms. Lincoln and her spouse, under which each may be deemed to share investment and voting power. The remaining 2,218,244 shares were held as follows: 2,216,244 shares were held of record by The Lincoln Foundation, Inc., of which Ms. Lincoln is the President, as to which shares Ms. Lincoln disclaims beneficial ownership; and 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002. Ms. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with her father, David C. Lincoln.

(11)
Of the 11,559 shares reported, 9,559 shares are held of record by a trust established by Mr. Meyer and his spouse, under which Mr. Meyer may be deemed to share investment and voting power, and 2,000 shares may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(12)
Of the 408,175 shares reported, Mr. Steingass held of record 368,679 shares. The remaining 39,496 shares were held of record as follows: 3,200 shares by Buehler/Steingass, Inc., a corporation owned by Mr. Steingass, as to which shares he disclaims beneficial ownership; 34,296 shares by Mr. Steingass’ spouse, as to which shares Mr. Steingass also disclaims beneficial ownership; and 2,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2002.

(13)
Of the 363,704 shares reported, Mr. Massaro held of record 26,738 shares and has or had the right to acquire 336,766 shares upon the exercise of stock options within 60 days of February 28, 2002. The remaining 200 shares were held of record by Mr. Massaro’s spouse, as to which shares he disclaims beneficial ownership.

(14)
Of the 168,589 shares reported, 29,594 shares were held of record by a trust established by Mr. Stropki and his spouse, under which they share investment and voting power. Mr. Stropki has or had the right to acquire 138,995 shares upon the exercise of stock options within 60 days of February 28, 2002.

(15)
Of the 132,533 shares reported, Mr. Elliott held of record 16,776 shares and has or had the right to acquire 105,332 shares upon the exercise of stock options within 60 days of February 28, 2002. The remaining 10,425 shares were held of record by Mr. Elliott’s spouse, as to which shares he disclaims beneficial ownership.

(16)	Of the 50,609 shares reported, Mr. Stueber held of record 8,610 shares and has or had the right to acquire 41,999 shares upon the exercise of stock options within 60 days of February 28, 2002.

(17)	Of the 29,550 shares reported, Mr. Schilling held of record 5,718 shares and has or had the right to acquire 23,832 shares upon the exercise of stock options within 60 days of February 28, 2002.

(18)
2,216,244 shares held of record by The Lincoln Foundation, Inc., over which both David C. Lincoln and Kathryn Jo Lincoln share investment and voting power, were only counted once in these totals. Also includes 733,589 shares which all Executive Officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of February 28, 2002.

          In addition to the above management holdings, as of February 28, 2002, the Company’s 401(k) Plan held 1,283,105 shares of Lincoln Common, or 3% of the shares of Lincoln Common outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of beneficial ownership and changes in beneficial ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based on a review of these reports, the Company believes that for the year 2001 all filing requirements were met on a timely basis.

OTHER OWNERSHIP OF SHARES

          Set forth below is information with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be an owner of more than 5% of the shares of Lincoln Common, other than the persons indicated in the “Beneficial Ownership Table” on page 14. The following information was filed with the Securities and Exchange Commission on February 15, 2002, with respect to shares owned as of December 31, 2001.

Name and Address of Beneficial Owner	No. of Shares and Nature of Beneficial Ownership	Percent of Class

Royce & Associates, Inc. 1414 Avenue of the Americas New York, New York 10019	2,351,050(1)	5.6%

KeyCorp 127 Public Square Cleveland, Ohio 44114-1306	2,285,151(2)	5.4%

(1)
Of the total amount reported as beneficially owned by Royce & Associates, Inc., Royce has sole voting and dispositive power over 2,351,050 shares. In its Schedule 13G filing with the Securities and Exchange Commission, Royce states that the shares of Lincoln Common reported in the filing were acquired in the ordinary course of business and not for the purpose nor with the effect of changing or influencing control of the Company.

(2)
KeyCorp and its wholly-owned subsidiary KeyBank National Association (together “KeyCorp”) have indicated that, as of December 31, 2001, KeyCorp was the record owner of 2,285,151 shares of Lincoln Common, as to which it disclaims beneficial ownership. Of the total amount reported owned by it, KeyCorp has sole voting power over 230,944 shares, shared voting power over 149,420 shares, sole dispositive power over 78,819 shares and shared dispositive power over 2,206,332 shares of Lincoln Common. In its Schedule 13G filing with the Securities and Exchange Commission, KeyCorp states that the shares of Lincoln Common reported in the filing were acquired in the ordinary course of business and not for the purpose nor with the effect of changing or influencing control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation and Executive Development Committee of the Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board on the compensation (or method of calculating it) for the Chairman, President and Chief Executive Officer and each other Executive Officer who is among the five highest paid executives. In addition, the Committee establishes procedures and conducts succession planning for the Chief Executive Officer and other executive management positions, and reviews and makes recommendations to the Board concerning the Company’s employee benefit programs, other than health and welfare programs. The Chief Executive Officer recommends the compensation of the other Executive Officers, subject to Committee review and approval.

Executive Compensation Policy

          Our executive compensation policy is based on our long-standing commitment to incentive-based compensation for all employees, including officers. The cash bonus program exemplifies this commitment. For many years, The Lincoln Electric Company, the Company’s principal domestic subsidiary, has administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account Company performance, as well as individual earnings and performance. Virtually all domestic full-time employees participate in the program. Generally, the Company’s foreign subsidiaries have also adopted formula-based cash bonus programs. The cost of the Company’s cash bonus programs, net of hospitalization costs but inclusive of payroll taxes, was $31.9 million in 2001, $54.5 million in 2000, and $60.1 million in 1999.

          The Committee’s approach to executive compensation is generally the same as the Company’s approach to employee compensation. The base salaries of executives are set at approximately the 40th percentile of the Company’s peer group; i.e., base salaries are somewhat below market average. The Committee believes, however, that cash bonus opportunities should be above average, with the 75th percentile of our peer group used as the target for total cash compensation. In making these determinations, the Committee uses a peer group consisting of 200-300 manufacturers based in the United States having revenues comparable to those of the Company. The Committee also believes that individual circumstances and performance should be a factor in incentive awards. The financial targets for 2001 were based on earnings before interest, taxes and the cash bonus referred to above. Individual financial targets will vary, with a portion attributable to consolidated financial results and a portion attributable to regional/divisional results, depending upon the individual’s responsibilities. Financial targets were set on the same basis for 2002. An individual executive’s bonus in 2001 was based on the results of his/her financial targets and personal performance. Cash bonuses paid to the top executives for 2001 were below amounts paid in prior years. In total, bonuses for all executives in this program were 27% below the amounts paid to participants in 2000 and 45% below the target bonuses for 2001.

          The Committee’s compensation philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be established that rank executives at the median of their peer group for long-term incentive programs. As a result, annual stock option grants are expected to be made, as was the case in 2001. A long-term performance plan was also introduced in 1997, with cash payments based on net earnings growth over a three-year period. There was no cash payout achieved in 2001 for the applicable three-year period. The Committee believes, however, that long-term incentive compensation should be weighted toward equity rewards. In keeping with the Committee’s belief that equity awards are a valuable compensation tool, the Committee extends the long-term incentive program to senior managers and also makes available certain one-time option grants to significant contributors, regardless of their position within the Company.

CEO Compensation

          Mr. Massaro’s compensation in 2001 reflects the Compensation Committee’s three-part compensation philosophy, emphasizing incentives and performance:

•	base compensation of approximately $700,000, slightly above the peer group 40th percentile;

•	cash bonus of $443,250, a decline of 22% from 2000’s award, and 41% below his target award, thus placing him below the median for his peer group;

•	stock option grants for long-term incentive compensation placing him at what the Compensation Committee believes is below the median of his peer group for long-term incentive programs;

•	no long-term performance plan payout; and

•	a deferred compensation retention benefit of $400,000 per year, which was established in 1999 and that the Committee found appropriate.

Other Executive Officers

          The base salaries of Messrs. Stropki, Elliott, Stueber and Schilling were established according to the principles discussed above. An aggregate of $1,026,000 was paid to them as base pay in 2001 (against aggregate bonus target awards of $875,000); thus 46% of their total compensation was at risk in bonuses. A total of 32% of their compensation was actually paid in bonuses, with cash bonuses generally 23% lower than in 2000 and 45% below target bonuses for 2001. Aggregate option grants of 153,000 shares were awarded to these executives in 2001 under the Company’s 1998 Stock Option Plan, again, based upon the median of their peer group.

1993 Tax Act

          The Committee’s general philosophy is to qualify future long-term incentive plans for tax deductibility under Section 162(m) of the Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. The Company will recognize non-deductible compensation expense with respect to Mr. Massaro as a result of bonus payments and payments under the Company’s Long-Term Performance Plan made during 2001 for 2000. All other compensation paid by the Company to other Executive Officers during 2001 was tax deductible. The Committee intends to preserve the deductibility of compensation and benefits to the extent practicable and to the extent consistent with its other compensation objectives.

By the Compensation and Executive Development Committee:

Edward E. Hood, Jr., Chair David C. Lincoln	Ranko Cucuz G. Russell Lincoln	Paul E. Lego Hellene S. Runtagh

STOCK PERFORMANCE GRAPH

          The following line graph compares the yearly percentage change in the cumulative total shareholder return on Lincoln Common against the cumulative total return of the S&P Composite 500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1997 and ending December 31, 2001. This graph assumes that $100 was invested on December 31, 1996 in each of Lincoln Common, the S&P 500 companies and a peer group of companies. A comparable peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of whom either are based overseas and/or are privately held and not actively traded in the United States. The Russell 2000, published by the Frank Russell Company, represents a developed index based on a concentration of companies having relatively small market capitalization.

	1996	1997	1998	1999	2000	2001

Lincoln	100.00	121	140	133	130	166

S&P 500	100.00	133	171	207	188	166

Russell 2000	100.00	122	119	145	140	144

SUMMARY COMPENSATION TABLE

          The following table provides information on the compensation for the last three calendar years for the Company’s Chief Executive Officer and the four next highest paid Executive Officers.

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Under- lying Options	Long-Term Perform- ance Plan Payouts (2)	All Other Compen- sation

Anthony A. Massaro	2001	$700,000	$443,250	$400,000	180,000	0	—
Chairman, President and	2000	650,000	566,440	400,000	220,000	$303,200	—
Chief Executive Officer	1999	600,000	578,000	—	110,000	—	—

John M. Stropki, Jr.	2001	$300,000	$165,000	—	55,000	0	—
Executive Vice President;	2000	280,000	211,445	—	70,000	$113,700	—
President, North America	1999	270,000	215,760	—	36,000	—	—

H. Jay Elliott	2001	$288,000	$110,000	—	46,000	0	—
Senior Vice President,	2000	270,000	158,760	—	56,000	$ 83,380	—
Chief Financial Officer	1999	270,000	162,000	—	28,000	—	—
and Treasurer

Frederick G. Stueber	2001	$238,000	$102,000	—	30,000	0	—
Senior Vice President,	2000	220,000	130,000	—	38,000	$ 45,480	—
General Counsel and	1999	220,000	121,800	—	20,000	—	—
Secretary

James E. Schilling (3)	2001	$200,000	$101,000	—	22,000	0	—
Senior Vice President,	2000	175,000	120,000	—	32,000	—	—
Corporate Development

(1)
The amount reported here for the years 2001 and 2000 represent retention benefits credited to Mr. Massaro’s account in the Deferred Compensation Plan (see “Other Compensation Arrangements”), under the terms of a letter of employment between Mr. Massaro and the Company dated March 7, 2000.

(2)
The amounts reported in this column are cash payouts earned for the period 1999 to 2001, pursuant to the Company’s Long-Term Performance Plan and are based on earnings growth over the three-year period.

(3)	Mr. Schilling was not among the five most highly compensated Executive Officers prior to 2000.

STOCK OPTION GRANTS IN 2001

          The following table provides information relating to stock option grants awarded in 2001 to our named Executive Officers. The Company does not have any outstanding stock appreciation rights and none were granted to the named Executive Officers or any other optionees during 2001.

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh.)	Expiration Date	Grant Date Present Value (2)

Anthony A. Massaro	180,000	27.2%	$21.61	10/10/2011	$1,710,000

John M. Stropki, Jr.	55,000	8.3%	$21.61	10/10/2011	522,500

H. Jay Elliott	46,000	7.0%	$21.61	10/10/2011	437,000

Frederick G. Stueber	30,000	4.5%	$21.61	10/10/2011	285,000

James E. Schilling	22,000	3.3%	$21.61	10/10/2011	209,000

(1)
These options were granted pursuant to the Company’s 1998 Stock Option Plan. The options were granted at the fair market value of Lincoln Common on the date of grant, have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see “Other Compensation Arrangements”).

(2)
The Grant Date Present Value was calculated using the Black-Scholes option pricing model. The model assumes (i) volatility calculated using the trading information for Lincoln Common during the 100 week period ended January 4, 2002 (43.1% for Lincoln Common); (ii) a risk-free rate of return based on the 10-year treasury bond rate at December 28, 2002 (5.11%); and (iii) a dividend yield for Lincoln Common of 2.45%. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of Lincoln Common relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical Grant Date Present Values of the stock options reflected in this table will actually be realized.

STOCK OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

          The following table provides information relating to exercisable and unexercisable stock options at December 31, 2001 for our named Executive Officers. The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price of Lincoln Common on December 31, 2001, which was $24.44. The Company has no outstanding stock appreciation rights.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End

Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony A. Massaro	29,900	$307,223	336,766	363,334	$2,313,747	$2,281,322

John M. Stropki, Jr.	0	0	138,995	113,667	1,007,754	720,997

H. Jay Elliott	0	0	105,332	92,668	751,081	581,224

Frederick G. Stueber	20,000	199,050	47,999	62,001	284,546	392,489

James E. Schilling	0	0	23,832	48,668	170,539	320,004

PENSION BENEFITS

          We provide pension benefits for our Executive Officers under two defined benefit programs: the Supplemental Executive Retirement Plan (the “SERP”), which became effective January 1, 1994, and a retirement annuity program (the “Retirement Annuity Program”), which has been in effect since 1936 and applies to all eligible employees. We also maintain a supplemental deferred compensation plan (the “Deferred Compensation Plan”), which became effective November 15, 1994. In 1997, we adopted The Lincoln Electric Company Executive Benefit Plan (the “Executive Benefit Plan”), which is triggered only by change in control situations and under which benefits paid will reduce and offset benefits payable under the Deferred Compensation Plan, and in certain circumstances, the SERP. Participation in the SERP, the Deferred Compensation Plan and the Executive Benefit Plan is limited to individuals chosen by the Compensation and Executive Development Committee (the “Compensation Committee”).

Supplemental Executive Retirement Plan

          The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company’s tax qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The following table shows the estimated annual pension benefits provided under the SERP. These numbers include benefits payable under our qualified plans, which would be payable to employees in various compensation classifications upon retirement on December 31, 2001, at age 60 after the selected periods of service. The numbers also include the employer provided benefit under the 401(k) Plan, and, in certain cases, previous employers’ retirement benefits. Mr. Schilling’s benefit would be approximately 75% of the noted benefits on the table based on his SERP arrangement.

Average Compensation	Years of Service

	25 Years	30 Years	35 Years	40 Years	45 Years

$ 200,000	$ 53,794	$ 68,244	$ 82,694	$ 97,144	$111,544

300,000	89,919	111,594	133,269	154,944	176,544

400,000	126,044	154,944	183,844	212,744	241,544

500,000	162,169	198,294	234,419	270,544	306,544

600,000	198,294	241,644	284,994	328,344	371,544

700,000	234,419	284,994	335,569	386,144	436,544

800,000	270,544	328,344	386,144	443,944	501,544

900,000	306,669	371,694	436,719	501,744	566,544

1,000,000	342,794	415,044	487,294	559,544	631,544

1,100,000	378,919	458,394	537,869	617,344	696,544

1,200,000	415,044	501,744	588,444	675,144	761,544

1,300,000	451,169	545,094	639,019	732,944	826,544

1,400,000	487,294	588,444	689,594	790,744	891,544

1,500,000	523,419	631,794	740,169	848,544	956,544

          Generally, benefits under the SERP are based upon 1.445% of the average annual compensation for the three highest years in the seven-year period preceding retirement multiplied by the covered employee’s years of service (including service with certain previous employers), except that the maximum benefit may not exceed 65% (50% for Mr. Schilling) of the average annual compensation for the three highest years used in the calculation, and service after age 65 is not included. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement, and the table reflects such reduction. The amounts reflected in the table will also be reduced by the single life benefits payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance attributable to employer matching contributions, ESOP contributions and/or Financial Security Program contributions under the 401(k) Plan, and other employer-paid qualified plan benefits paid by previous employers (but only if prior years of service are awarded for service with that previous employer). Benefits under the SERP are also reduced if the covered employee has participated in the SERP for fewer than eight years at the time of retirement. Unless a different factor is set by the Compensation Committee, participants are only credited with 20% of the net amount of the benefit otherwise payable under the SERP when they first become participants, and in each of the next eight years an additional 10% of the net amount of the benefit will become payable upon retirement. Messrs. Massaro and Elliott have 100% participation factors. Certain terms of the SERP may be modified as to individual participants, upon action by the Compensation Committee.

          The compensation covered by the SERP is the same as shown in the salary and bonus columns of the “Summary Compensation Table” on page 21. Credited service for SERP purposes for Messrs. Massaro, Elliott, Stropki, Stueber and Schilling is 37, 40, 30, 29 and 45 years, respectively.

Retirement Annuity Program

          Under the Retirement Annuity Program, each employee accumulates 2.5% of each year’s base compensation (limited to $200,000) in the form of an annuity payable at normal retirement age (age 60 or five years of employment, if later). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees. Benefits under the program are in addition to those payable under Social Security.

          The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers with the highest compensation for 2001 are as follows:

Name	Annual Retirement Annuity Program Benefits

Anthony A. Massaro	$45,063 (1)

John M. Stropki, Jr.	97,214 (1)

H. Jay Elliott	33,544 (2)

Frederick G. Stueber	82,500 (1)

James E. Schilling	18,386 (1)

(1)
Messrs. Massaro, Stropki, Stueber and Schilling are currently under normal retirement age (age 60 or five years of employment, if later). The amounts shown represent those anticipated at normal retirement age, assuming current compensation continues unchanged to that date and the benefits are payable on a single life basis. Although Mr. Schilling is over age 60, he has not met the five years of employment requirement and as a result has not reached normal retirement age under the Retirement Annuity Program.

(2)	Mr. Elliott is currently not receiving benefits but is beyond normal retirement age. The amount shown represents the benefit available on December 31, 2001 payable on a single life basis.

OTHER COMPENSATION ARRANGEMENTS

          Messrs. Massaro, Elliott, and Stueber entered into employment agreements in July 1993, June 1993, and February 1995, respectively. The agreements were each modified in May 1998. Mr. Elliott’s agreement was further modified in March 2000. The agreements grant credited service as of such dates for purposes of the SERP of 29, 32, and 22 years, respectively, as of their respective dates of hire, assuming a normal retirement age of 60 and service of 45 years at age 65 for all. Messrs. Massaro and Elliott have a participation factor of 100% under the SERP. Mr. Elliott’s agreement provides that his SERP benefits will not be offset by his former employer’s defined contribution plan (but will be offset by his former employer’s defined benefit plan) and that the Company will provide severance pay equal to one year’s base salary if he is terminated without cause. The agreement for Mr. Massaro was superseded by a new agreement in March 2000, which maintains the SERP benefit outlined. The new agreement for Mr. Massaro also provides for (i) severance pay equal to two times his total compensation (base and bonus) if he is terminated without cause, and (ii) a retention benefit that is credited to Mr. Massaro’s account in the Deferred Compensation Plan and vests at a rate of $400,000 per year, commencing in 2000 and continuing through 2004. The agreement for Mr. Stueber provides that if he is terminated without cause prior to his 10th anniversary, he will be entitled to severance pay equal to two times his total compensation (base and bonus) for the preceding year. In addition, the Compensation Committee granted Mr. Schilling participation in the SERP, effective February 1, 1999. That action awarded Mr. Schilling 43 3 /4 years of service but provided that his target benefit would be 50% of final average pay (instead of the normal 65%) and provided that his benefits would not vest until he reached age 66.

          The Company adopted the Executive Benefit Plan in 1997. The plan has a specific limited scope. Benefits payable under the plan, if any, would be offset by benefits payable under the Deferred Compensation Plan and, for certain individuals, the SERP. Certain of the Company’s employees, including the named Executive Officers, are entitled to receive a cash payment if there is a “change in control” of the Company, as defined in the Executive Benefit Plan, and certain employment conditions are satisfied. The Company has established a trust to hold the employees’ accounts under the Executive Benefit Plan and has funded the trust with amounts sufficient to pay the benefits.

          The term “change in control” is defined in the Executive Benefit Plan described above to include certain changes in beneficial ownership of Lincoln Common, certain changes in membership of the Company’s Board of Directors, certain events of bankruptcy or insolvency and certain business combinations. In addition to the foregoing arrangements, the Company entered into agreements in 1998 with eight officers, including all current Executive Officers (except Mr. Schilling), designed generally to assure continued management in the event of a change in control of the Company. The agreements with Messrs. Stropki and Stueber were further modified in March 2000. These arrangements are operative only if a change in control occurs. The agreements provide that following a change in control, a three-year severance period commences. If the Company were to terminate a covered officer’s employment for reasons relating to changed circumstances, then the amounts and benefits the officer would be entitled to receive include (i) a lump sum payment equal to the amount of base and incentive pay that would have been paid to the officer for the greater of one year or the remainder of the severance period; (ii) long-term incentive awards granted prior to the change in control; (iii) continuation of medical insurance, life insurance, and other welfare benefits for the greater of one year or the remainder of the severance period, subject to reduction for comparable welfare benefits received in any subsequent employment; and (iv) enhanced service credit and age under the SERP of three years and immediate vesting under the SERP. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code. Payments under these agreements would be in lieu of any other rights to severance pay under other agreements.

AUDIT COMMITTEE REPORT

          The Audit Committee consists solely of independent Directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

          The Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

By the Audit Committee:

David H. Gunning, Chair David C. Lincoln	Harry Carlson Kathryn Jo Lincoln	Ranko Cucuz Hellene S. Runtagh

RATIFICATION OF INDEPENDENT AUDITORS
Item No. 2

          A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent auditors to examine our books of account and other records for the fiscal year ending December 31, 2002. Fees for the annual audit for the year ended December 31, 2001 were $420,000, and all other fees were $567,000. The latter fees were comprised of audit related services of $375,000 and non-audit services of $192,000. Audit related services generally include fees for employee benefit plans and statutory audits. During 2001, the Company did not incur any fees for Financial Information Systems Design and Implementation services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ratification requires the affirmative vote of the majority of the shares of Lincoln Common present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP.

          The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors.

OTHER MATTERS

          The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the Proxy in accordance with their best judgment.

LINCOLN ELECTRIC HOLDINGS, INC.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary

By Order of the Board of Directors
Cleveland, Ohio
March 28, 2002

LAKE ERIE
90
2
271
Alpha Drive
91
Wilson Mills Road
S.O.M. Center Road
Mayfield Road
322
Cedar Road
90
77
71
Chagrin Blvd.
422
480
271

Wellington Center, 777 Alpha Drive, Highland Heights, Ohio
(440) 461-9211

NOTE TO PARTICIPANTS IN THE LINCOLN ELECTRIC COMPANY 401(K) PLAN. If you are a named Fiduciary and participant in the Plan, you have the right to direct KeyBank National Association, as Trustee for the Plan, to vote the shares allocated to your Plan account. Please note that the number of shares reported on this card is an equivalent number of shares based on the units credited to your account under the Plan. To direct the Trustee by mail to vote the shares allocated to your account, please mark the voting instruction form below and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your account, please follow the instructions and use the Control Number given on the reverse side.

If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote your shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet, the Trustee shall not vote your shares. Plan shares representing forfeited Account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other Plan participants directed their shares to be voted.

YOUR VOTE IS IMPORTANT!

Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, please vote your shares by mail, by telephone or over the Internet.

Please fold and detach card at perforation before mailing.

LINCOLN ELECTRIC HOLDINGS, INC.
Annual Meeting of Shareholders, May 1, 2002            PROXY AND VOTING INSTRUCTION FORM

The Board of Directors recommends a vote FOR all nominees listed below and FOR Item 2. If you do not give specific voting instructions, your votes will be cast FOR both Items 1 and 2.

1.	Election of Directors
	Class Whose Term Ends in 2003:	(01) Edward E. Hood, Jr.
	[_] FOR	[_] WITHHOLD
	Class Whose Term Ends in 2004:	(02) Harry Carlson
	[_] FOR	[_] WITHHOLD
	Class Whose Term Ends in 2005:	(03) David H. Gunning, (04) Paul E. Lego,
(05) G. Russell Lincoln and (06) Hellene S. Runtagh
	[_] FOR ALL	[_] WITHHOLD ALL [_] FOR ALL EXCEPT
For, except vote withheld from the following

2.	Ratification of Independent Auditors
	[_] FOR	[_] AGAINST [_] ABSTAIN
[_]	I plan to attend the Annual Meeting.
[_]	I consent to access future shareholder communications over the Internet, as stated in the Proxy Statement.
[_]	Change of Address:____________________________________________

VOTE BY TELEPHONE

Have your proxy and voting instruction form available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be given to you to record your vote.

VOTE BY INTERNET

Have your proxy and voting instruction form available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be given to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy and voting instruction form and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept.(LEH), National City Bank, P. O. Box 92301,Cleveland, Ohio 44197-1200.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy and voting instruction form in the postage-paid envelope provided.

Telephone and Internet access is available 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 26, 2002 in order to be counted in the final tabulation. Mail votes must be received by 11:59 p.m. Eastern Daylight Time on April 30, 2002.

YOUR CONTROL NUMBER IS:

Please fold and detach card at perforation before mailing.

LINCOLN ELECTRIC HOLDINGS, INC.	PROXY AND VOTING INSTRUCTION FORM

THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 2002.

The shareholder signing this card appoints Anthony A. Massaro, H. Jay Elliott and Frederick G. Stueber, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all of the shares of Lincoln Electric common stock held by the signing shareholder on the record date, at the Company's Annual Meeting of Shareholders to be held at 10:30 a.m. on May 1, 2002, or at any adjournment of the meeting, and, in their discretion, on all other business properly brought before the meeting.

As described more fully in the proxy statement and on the reverse side, this card also provides voting instructions to KeyBank National Association, as Trustee under The Lincoln Electric Company 401(k) Plan. The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the shares of Lincoln Electric common stock credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee's discretion, on all other business properly brought before the meeting.

Signature(s) ______________________
________________________________
Date: ______________________, 2002
Please sign exactly as your name or names appear opposite. If shares are held jointly, all joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.